Exhibit 31.4

CERTIFICATION

I, Robert Y. Newell, certify that;

1.     I have reviewed this Form 10-K/A of Cardica, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert Y. Newell
Date: October 28, 2014
Robert Y. Newell Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)